Share Transfer Agreement

Party A: Zhu Xudong

Party B: Zhengzhou Anhou Insurance Agency Co., Ltd.

Given that party A intends to sell 50.97% shares that party A holds in Jiangsu Law Insurance Broker Limited Company;

Given that party B is a separate legal entity, intends to accept share of party A, and takes participation in running existing business of the company;

1.	Party A agrees to transfer 50.97% shares holding in Jiangsu Law Insurance Broker Limited Company to party B;

2.	Party B agrees to accept 50.97% shares that party A holds in Jiangsu Law Insurance Broker Limited Company from party A;

3.	Party A and board of directors of party B have reviewed and issued related resolutions on share transfer;

4.	Both party A and party B fully understand respective rights and obligations in this process of share transfer, and agree to transfer shares under laws.

5.
In accordance with relevant laws and regulations of People’s Republic of China, and the principle of equality and mutual benefit, party A and party B sign this share transfer agreement through friendly consultation, in order that both parties shall comply with it mutually;

Article I: party A and party B of this agreement

1.1	Assignor: Zhu Xudong
Address:	Room 304, No.822, Yishan Road, Xuhui District, Shanghai City.
Nationality: China

1.2	Assignee: Zhenzhou Anhou Insurance Agent Company Limited
Address:	Block F, Floor 4th, Hesheng Building, No.26, Yousheng South Road, Jinshui District, Zhenzhou
Legal representative: Li Fuzhang
Nationality: Taiwan, China

Article II: place for signing this agreement

2.1	Place for signing this agreement: No.888 Jintong Road, Tongzhou County, Nantong City, Jiangsu Province

Article III: Object for transfer and price

3.1   Party A transfers 50.97% shares holding in Jiangsu Law Insurance Broker Limited Company to party B;

3.2   Party B agrees to accept above share transfer;

3.3   Party A and party B unanimously determine that price of above share transfer is RMB 2.640.000 (in figures: 2.640.000 yuan);

3.4   Party A guarantees that shares that are transferred to party B have completely independent rights, do not set up any pledge, and are not involved in any dispute and lawsuit.

Article IV: Transfer payment

4.1   Upon this agreement comes into force, party B shall pay the specified transfer payment to party A in full under this agreement.

4.2   Transfer payment that party B pays shall be deposited into the bank account that party A designates, or shall be paid in cash.

Article V: Registration procedure of modification for above share transfer shall be completed within 60 days after the day when this agreement comes into force.

Article VI: Rights and obligations of party A and party B

6.1   When this transfer procedure is completed, party B shall have 50.97% shares holding in Jiangsu Law Insurance Broker Limited Company, and shall enjoy relevant rights and interests.

6.2   Party A and party B shall keep this transfer and all contents in confidence until this transfer is completed.

6.3   Party B shall pay the share transfer in time in accordance with this agreement.

6.4   Party A and party B shall provide necessary assistance and cooperation on legal procedures, such as applying for approved document, and transference registration.

6.5   Upon procedure of shareholding modification registration is completed, party A shall not enjoy any right of the company.

6.6   Party A promises to take responsibility for strictly keeping any proprietary information of the company, obtained during being shareholder of the company (including but not be limited to financial situation, customer resources and business channels), in confidentiality, shall not provide them to any third party for occupying or using by any ways, and shall not apply them to self-operated business.

Article VII: Liability for breach of agreement

7.1   Upon this formal agreement is signed, in case that either party does not perform or not fully perform this agreement, it shall constitute a breach of the agreement. The party in breach shall pay all direct economic losses to the non-breaching party for the breach.

7.2   In case that either party breaches the agreement, the non-breaching party shall have the right to demand the party in breach continuously fulfill this agreement.

Article VIII: Modification and dissolution of the agreement

8.1   Modification of this agreement shall be negotiated by party A and party B, and written modification agreement shall be made. In case that both parties can not reach an agreement, this agreement shall remain in force.

8.2   In case that either party breaches this agreement, the non-breaching party shall have the right to demand the party in breach continue to fulfill this agreement.

8.3   In case that party A and party B agree to terminate this agreement, written agreement shall be made. This written agreement shall come into force upon being signed and sealed by both parties.

Article IX: Applicable laws and solution for disputes

9.1   This agreement is applied to laws of People’s Republic of China.

9.2   Any dispute, caused by fulfilling this agreement, or relevant to this agreement, shall be solved by party A and party B through friendly negotiations. In case that the negotiations are unsuccessful, either party shall have the right to bring a suit.

Article X: Entry into force of the agreement and others

10.1 This agreement comes into force upon being signed and sealed by party A and party B. This agreement is made in three original copies, one for party A, one for party B, one for the approval authority.

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Person signs and stamps on this page for this share transfer.

Signature and stamp of the assignor:

Signature and stamp of the transferee:

Date: September 28, 2010